RAMCO-GERSHENSON PROPERTIES TRUST REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE SECOND QUARTER 2016

FARMINGTON HILLS, Michigan – August 2, 2016 - Ramco-Gershenson Properties Trust (NYSE:RPT) today announced its financial and operating results for the three and six months ended June 30, 2016.

SECOND QUARTER 2016 HIGHLIGHTS:

•	Net income attributable to common shareholders for the second quarter of $0.32 per diluted share, an increase of $0.26 over the prior year.

•	Operating Funds from Operations (“Operating FFO”) of $0.35 per diluted share, an increase of 12.9% over the prior year.

•	Sold interests in four shopping centers and two outparcels for $58.9 million.

•	Signed 63 comparable leases totaling 553,560 square feet at comparable rent growth of 8.0%.

•	Ended the quarter with a consolidated portfolio leased occupancy of 95.0%.

•	Ended the quarter with a net debt to EBITDA of 6.3X.

“We posted solid results in every key operating measure during the second quarter,” said Dennis Gershenson, President and Chief Executive Officer. “We also sold approximately $59 million of non-core properties, which pushes us over 60% of our disposition goal for the year. This year's sales support our strategy of owning a portfolio of high-quality, high-growth shopping centers that are the dominant retail destinations in the communities they serve.”

FINANCIAL RESULTS:
For the three months ended June 30, 2016:

•	Net income attributable to common shareholders for the second quarter of $0.32 per diluted share, an increase of $0.26 over the prior year.

•	Operating FFO of $30.7 million, or $0.35 per diluted share, compared to $27.7 million, or $0.31 per diluted share for the same period in 2015.

•	FFO of $32.1 million, or $0.36 per diluted share, compared to $28.3 million, or $0.32 per diluted share for the same period in 2015.

For the Six months ended June 30, 2016

•	Net income available to common shareholders of $35.7 million, or $0.45 per diluted share, compared to $12.7 million, or $0.16 per diluted share for the same period in 2015.

•	Operating FFO of $60.3 million, or $0.69 per diluted share, compared to $55.8 million, or $0.64 per diluted share for the same period in 2015.

•	FFO of $61.8 million, or $0.70 per diluted share, compared to $57.0 million, or $0.65 per diluted share for the same period in 2015.

i

OPERATING RESULTS:

•
Same-center NOI growth for the second quarter of 4.8% including redevelopments. Same-center NOI has been impacted by the bankruptcy filing by The Sports Authority ("TSA"). Excluding the reversal of a reserve for bad debts for TSA taken in the first quarter, same-center NOI would have increased 3.9% for the quarter.

•	Consolidated portfolio leased occupancy of 95.0% and physical occupancy of 94.2%.

•	Signed 80 leases in the consolidated portfolio encompassing 628,188 square feet, including 63 leases totaling 553,560 square feet at comparable rental growth of 8.0%.

BALANCE SHEET METRICS (as of June 30, 2016):

•	Net debt to total market capitalization of 37.2%.

•	Net debt to EBITDA of 6.3X, interest coverage of 3.8X, and fixed charge coverage of 3.1X.

•	Weighted average debt maturity of 6.4 years.

INVESTMENT ACTIVITY:
Dispositions
The Company sold its interest in four shopping centers and two land parcels for $58.9 million. The shopping centers sold were:

•
Lakeshore Marketplace, Norton Shores, Michigan (100% ownership), a 343,000 square foot center anchored by Barnes & Noble, Dunham's, Gordman's, Hobby Lobby, T.J. Maxx and Toys "R" US, with ABR per square foot of $8.91

•	River Crossing Center, New Port Ritchey, Florida (100% ownership), a 62,000 square foot center anchored by Publix, with ABR per square foot of $12.72

•	Centre at Woodstock, Woodstock, Georgia (100% ownership), a 87,000 square foot center anchored by Publix, with ABR per square foot of $12.06

•	Kissimmee West, Kissimmee, Florida (7% ownership), a 116,000 square foot center anchored by Marshalls and JoAnn, with ABR per square foot of $12.76

Redevelopment
At June 30, 2016, the Company had ten properties under redevelopment, expansion and/or re-anchoring with an estimated total cost of $79.9 million, which are expected to be completed in 2016 and 2017 producing a return on incremental costs of between 9.0 - 10.0%.

FINANCING ACTIVITY:

The Company executed a new at-the-market equity offering program through which it may sell up to an aggregate 8.0 million common shares.

Subsequent to June 30, 2016, the Company entered into agreements to issue $75.0 million of senior unsecured notes in a private placement with two high-quality institutional investors. The notes have a 12-year term and are priced at a fixed interest rate of 3.64%. The transaction is expected to close on November 30, 2016.

At quarter-end, the Company had $323.9 million available under its $350.0 million revolving line of credit.

ii

DIVIDEND:

The Company declared a regular cash dividend of $0.21 per common share for the period of April 1, 2016 through June 30, 2016 and a Series D convertible perpetual preferred share dividend of $0.90625 per share for the same period. The dividends were paid on July 1, 2016 to shareholders of record as of June 20, 2016. The Operating FFO payout ratio was 60.0%.

2016 GUIDANCE:

The Company has narrowed its 2016 Operating FFO guidance range to $1.33 - $1.37 per share.  The Company’s previous Operating FFO guidance was $1.32 - $1.38 per share.

CONFERENCE CALL/WEBCAST:

Ramco-Gershenson Properties Trust will host a live broadcast of its second quarter conference call on Wednesday, August 3, 2016, at 9:00 a.m. eastern time, to discuss its financial and operating results. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-9205. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (Conference ID: 13639466), for one week.

SUPPLEMENTAL MATERIALS:

The Company’s quarterly financial and operating supplement is available on its corporate web site at www.rgpt.com. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

ABOUT RAMCO-GERSHENSON PROPERTIES TRUST:
Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan.  The Company's business is the ownership and management of large, multi-anchor shopping centers primarily in a number of the largest metropolitan markets in the central United States.  At June 30, 2016, the Company owned interests in and managed a portfolio of 68 shopping centers and one office building with approximately 15.2 million square feet of gross leasable area. At June 30, 2016, the Company's consolidated operating portfolio was 95% leased. Additional information regarding the Company is available on its corporate website: www.rgpt.com.

This press release may contain forward-looking statements that represent the Company’s expectations and projections for the future. Management of Ramco-Gershenson believes the expectations reflected in any forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, including deterioration in national economic conditions, weakening of real estate markets, decreases in the availability of credit, increases in interest rates, adverse changes in the retail industry, our continuing ability to qualify as a REIT and other factors discussed in the Company’s reports filed with the Securities and Exchange Commission.

Company Contact:
Dawn L. Hendershot, Vice President of Investor Relations
and Corporate Communications
31500 Northwestern Highway, Suite 300
Farmington Hills, MI 48334
dhendershot@rgpt.com
(248) 592-6202

iii

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Income producing properties, at cost:
Land	$385,423	$392,352
Buildings and improvements	1,758,731	1,792,129
Less accumulated depreciation and amortization	(342,304)	(331,520)
Income producing properties, net	1,801,850	1,852,961
Construction in progress and land available for development or sale	66,224	60,166
Real estate held for sale	—	453
Net real estate	1,868,074	1,913,580
Equity investments in unconsolidated joint ventures	3,159	4,325
Cash and cash equivalents	4,369	6,644
Restricted cash	7,785	8,708
Accounts receivable (net of allowance for doubtful accounts of $2,945 and $2,790 as of June 30, 2016 and December 31, 2015, respectively)	16,854	18,705
Acquired lease intangibles, net	78,115	88,819
Other assets, net	86,904	87,890
TOTAL ASSETS	$2,065,260	$2,128,671

LIABILITIES AND SHAREHOLDERS' EQUITY
Notes payable, net	$1,026,418	$1,083,711
Capital lease obligation	1,108	1,108
Accounts payable and accrued expenses	42,115	44,480
Acquired lease intangibles, net	61,366	64,193
Other liabilities	14,366	10,035
Distributions payable	18,807	18,807
TOTAL LIABILITIES	$1,164,180	$1,222,334

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
7.25% Series D Cumulative Convertible Perpetual Preferred Shares, $50 par	$92,427	$92,427
Common shares of beneficial interest, $0.01 par	792	792
Additional paid-in capital	1,157,066	1,156,345
Accumulated distributions in excess of net income	(362,137)	(363,937)
Accumulated other comprehensive loss	(8,232)	(1,404)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	879,916	884,223
Noncontrolling interest	21,164	22,114
TOTAL SHAREHOLDERS' EQUITY	901,080	906,337
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,065,260	$2,128,671

RAMCO-GERSHENSON PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Inc (Dec)	2016	2015	Inc (Dec)
REVENUE
Minimum rent	$48,554	$44,327	$4,227	$96,950	$87,678	$9,272
Percentage rent	138	18	120	440	371	69
Recovery income from tenants	16,032	13,962	2,070	32,778	28,284	4,494
Other property income	914	850	64	1,872	1,709	163
Management and other fee income	245	578	(333)	355	1,110	(755)
TOTAL REVENUE	65,883	59,735	6,148	132,395	119,152	13,243

EXPENSES
Real estate taxes	11,132	9,126	2,006	21,441	18,121	3,320
Recoverable operating expense	6,672	6,846	(174)	14,751	14,124	627
Other non-recoverable operating expense	564	994	(430)	1,957	1,707	250
Depreciation and amortization	22,714	21,120	1,594	46,561	41,483	5,078
Acquisition costs	4	265	(261)	63	307	(244)
General and administrative expense	5,683	5,474	209	11,288	10,348	940
Provision for impairment	—	—	—	—	2,521	(2,521)
TOTAL EXPENSES	46,769	43,825	2,944	96,061	88,611	7,450

OPERATING INCOME	19,114	15,910	3,204	36,334	30,541	5,793

OTHER INCOME AND EXPENSES
Other income (expense), net	198	27	171	(150)	(191)	41
Gain on sale of real estate	19,799	273	19,526	26,324	3,469	22,855
Earnings from unconsolidated joint ventures	109	335	(226)	218	2,995	(2,777)
Interest expense	(11,002)	(10,058)	(944)	(21,924)	(20,027)	(1,897)
Amortization of deferred financing fees	(374)	(330)	(44)	(754)	(664)	(90)
Other gain on unconsolidated joint ventures	215	—	215	215	—	215
Gain on extinguishment of debt	—	1,387	(1,387)	—	1,387	(1,387)
INCOME BEFORE TAX	28,059	7,544	20,515	40,263	17,510	22,753
Income tax provision	(39)	(255)	216	(101)	(277)	176
NET INCOME	28,020	7,289	20,731	40,162	17,233	22,929
Net income attributable to noncontrolling partner interest	(659)	(199)	(460)	(956)	(476)	(480)
NET INCOME ATTRIBUTABLE TO RPT	27,361	7,090	20,271	39,206	16,757	22,449
Preferred share dividends	(1,675)	(1,675)	—	(3,350)	(3,487)	137
Preferred share conversion costs	—	(500)	500	—	(500)	500
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$25,686	$4,915	$20,771	$35,856	$12,770	$23,086

EARNINGS PER COMMON SHARE
Basic	$0.32	$0.06	$0.26	$0.45	$0.16	$0.29
Diluted	$0.32	$0.06	$0.26	$0.45	$0.16	$0.29

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	79,233	79,124	109	79,214	78,528	686
Diluted	86,027	79,319	6,708	79,413	78,731	682

RAMCO-GERSHENSON PROPERTIES TRUST
FUNDS FROM OPERATIONS
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net income available to common shareholders	$25,686	$4,915	$35,856	$12,770
Adjustments:
Rental property depreciation and amortization expense	22,671	21,080	46,478	41,407
Pro-rata share of real estate depreciation from unconsolidated joint ventures	81	702	163	1,398
Gain on sale of depreciable real estate	(18,473)	(298)	(24,747)	(298)
Gain on sale of joint venture depreciable real estate (1)	(26)	—	(26)	(2,239)
Other gain on unconsolidated joint ventures (2)	(215)	—	(215)	—
Noncontrolling interest in Operating Partnership (3)	659	199	956	476
FFO	$30,383	$26,598	$58,465	$53,514
Preferred share dividends (assuming conversion)	1,675	1,675	3,350	3,487
FFO available to common shareholders	32,058	28,273	61,815	57,001

(Gain) loss on sale of land	$(1,326)	$25	$(1,577)	$(3,171)
Provision for impairment on land available for development or sale	—	—	—	2,521
Gain on extinguishment of debt	—	(1,387)	—	(1,387)
Acquisition costs	4	265	63	307
Preferred share conversion costs	—	500	—	500
Operating FFO	$30,736	$27,676	$60,301	$55,771

Weighted average common shares	79,233	79,124	79,214	78,528
Shares issuable upon conversion of Operating Partnership Units (3)	1,936	2,247	1,969	2,247
Dilutive effect of securities	206	195	199	203
Subtotal	81,375	81,566	81,382	80,978
Shares issuable upon conversion of preferred shares (4)	6,588	6,538	6,588	6,792
Weighted average equivalent shares outstanding, diluted	87,963	88,104	87,970	87,770

FFO, per diluted share	$0.36	$0.32	$0.70	$0.65
Operating FFO, per diluted share	$0.35	$0.31	$0.69	$0.64

Dividend per common share	$0.21	$0.20	$0.42	$0.40
Payout ratio - Operating FFO	60.0%	64.5%	60.9%	62.5%

(1)	Amount included in earnings from unconsolidated joint ventures.

(2)	The gain represents the write off of costs associated with of our equity investment in a joint venture that was triggered by the sale of of the Venture's only property.

(3)	The total non-controlling interest reflects OP units convertible 1:1 into common shares.

(4)
Series D convertible preferred shares are paid annual dividends of $6.7 million and are currently convertible into approximately 6.6 million shares of common stock. They are dilutive only when earnings or FFO exceed approximately $0.26 per diluted share per quarter, which was the case for FFO for the three and six months ended June 30, 2016 and 2015. The conversion ratio is subject to adjustment based upon a number of factors, and such adjustment could affect the dilutive impact of the Series D convertible preferred shares on FFO and earnings per share in future periods.

We consider funds from operations, also known as “FFO”, to be an appropriate supplemental measure of the financial performance of an equity REIT.  Under the NAREIT definition, FFO represents net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable property and excluding impairment provisions on depreciable real estate or on investments in non-consolidated investees that are driven by measurable decreases in the fair value of depreciable real estate held by the investee, plus depreciation and amortization, (excluding amortization of financing costs). Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. Also, we consider “Operating FFO” a meaningful, additional measure of financial performance because it excludes acquisition costs and periodic items such as gains (or losses) from sales of land and impairment provisions on land available for development or sale, bargain purchase gains, and gains or losses on extinguishment of debt that are not adjusted under the current NAREIT definition of FFO.  We provide a reconciliation of FFO to Operating FFO. FFO and Operating FFO should not be considered alternatives to GAAP net income available to common shareholders or as alternatives to cash flow as measures of liquidity. While we consider FFO and Operating FFO useful measures for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs, our computations of FFO and Operating FFO may differ from the computations utilized by other real estate companies, and therefore, may not be comparable.